Exhibit 3.1(c)

The Share represented by this Certificate is subject to transfer restrictions and other terms. See reverse side of this Certificate.

Number P(B)-1	Continental Airlines, Inc.	Shares 1
	INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE	PAR VALUE $0.01

Series B Preferred Stock

This is to certify that Northwest Airlines, Inc. is the owner of One and No/100 fully paid and non-assessable share of the Series B Preferred Stock of Continental Airlines, Inc. transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the undersigned have executed this certificate as of the ____ day of ______, 200_.

_______________________________________________________ _____________________________________________________________

CHIEF EXECUTIVE OFFICER SECRETARY OR ASSISTANT SECRETARY

Transfer Restrictions

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS THEREUNDER (THE "1933 ACT"), OR UNDER THE SECURITIES LAW OF ANY STATE; AND SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED OTHER THAN IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF THE 1933 ACT OR AN EXEMPTION THEREFROM AND UPON THE ISSUANCE TO THE CORPORATION OF A FAVORABLE OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE CORPORATION TO THE EFFECT THAT ANY SUCH TRANSFER OR SALE SHALL NOT BE IN VIOLATION OF THE 1933 ACT OR THE SECURITIES LAW OF ANY STATE.

THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS, A STATEMENT OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.

THE RIGHTS OF PERSONS WHO ARE NOT "CITIZENS OF THE UNITED STATES" (AS DEFINED IN 49 U.S.C. 1301(16), AS NOW IN EFFECT OR AS HEREAFTER AMENDED) TO VOTE THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS CONTAINED IN THE RESTATED CERTIFICATE OF INCORPORATION AND BY-LAWS OF THE CORPORATION, COPIES OF WHICH ARE ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION.

Assignment

For value received, ______________________ hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

_______________________________________________________________________

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

__________________________________ the share represented by the within Certificate, and does hereby irrevocably constitute and appoint ___________________________ Attorney to transfer the said share on the books of the Corporation with full power of substitution in the premises.

Dated ______________________ _______________________

In the presence of ______________________________________________